UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BOQI INTERNATIONAL MEDICAL INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

BOQI INTERNATIONAL MEDICAL INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY [    ], 2021

To Our Stockholders:

You are invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of BOQI International Medical Inc. (the “Company”) on May [    ], 2021 at 9:00 a.m.(local time) at the Yuzhou Hotel, 168 Yuzhou Road, Yuzhong District, Chongqing, P. R. China, for the following purposes:

1.	To elect the seven nominees named in the accompanying proxy statement to serve as directors of the Company until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified;

2	To approve an amendment to the Company’s Certificate of Incorporation to change the name of the Company to BIMI International Medical Inc.;

3	To approve, in accordance with Nasdaq Marketplace Rule 5635, the issuance of shares of the Company’s common stock to be issued upon the (i) conversion of $3.3 million of newly issued senior secured convertible notes sold to two institutional investors (the “Institutional Investors”) on February 28, 2021; (ii) exercise of warrants to purchase of up to 760,000 shares of the Company’s common stock issued to the Institutional Investors; and (iii) exercise of warrants to initially purchase 173,745 shares of the Company’s common stock, subject to increase, issued to the placement agent for the private placement of the senior secured convertible notes and warrants to the Institutional Investors;

4	To approve, in accordance with Nasdaq Marketplace Rule 5635, the issuance of 4,600,000 shares of the Company’s common stock to the seller of Chongqing Guanzan Technology Co., Ltd (or her designated assignee(s)), as payment of the balance of the post-closing consideration;

5.	To approve, on an advisory basis, the compensation of the Company’s executive officers named in the accompanying proxy statement;

6.	To ratify the appointment of Audit Alliance LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021; and

7.	To transact such other business as may properly be brought before the Annual Meeting and any adjournment or postponement thereof.

Stockholders of record at the close of business on [    ], 2021 shall be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. A stockholder list will be available at our corporate offices beginning May 3, 2021 during normal business hours for examination by any stockholder registered on our stock ledger as of the record date for any purpose germane to the Annual Meeting.

Your vote is important. Please submit a proxy as soon as possible so that your shares can be voted at the Annual Meeting.

By Order of the Board of Directors

Tiewei Song
Chief Executive Officer and President
Dalian, China
[ ], 2021

Whether or not you plan to attend the Annual Meeting, we encourage you to vote and submit your proxy by telephone, via the Internet or by mail. For additional instructions, voting by telephone or via the Internet, please refer to the proxy card. To vote and submit your proxy by mail, please complete, sign and date the enclosed proxy card and return it in the enclosed envelope. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY [    ], 2021

The Company’s Proxy Statement and Annual Report on Form 10-K for the year ended
December 31, 2020 are available at www.usbimi.com.

THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE COMPANY, ON BEHALF OF THE BOARD OF DIRECTORS, FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS. YOU CAN VOTE YOUR SHARES USING ONE OF THE FOLLOWING METHODS:

How to Vote Your Shares

YOUR VOTE IS IMPORTANT. Your shares can be voted at the Annual Meeting only if you are represented by proxy, please take the time to vote your proxy.

●	ATTEND IN PERSON THE COMPANY’S 2021 ANNUAL MEETING OF STOCKHOLDERS AND VOTE

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE OR VOTE VIA THE INTERNET OR BY TELEPHONE. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY CARD.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON MAY [ ], 2021 — THE PROXY STATEMENT AND THE 2020 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT HTTP: WWW.USBIMI.COM.

If not attending the meeting and voting in person, stockholders of record, or “registered stockholders,” can vote by proxy in the following three ways:

By Telephone:	Call the toll-free number indicated on the enclosed proxy card and follow the recorded instructions.

Via the Internet:	Go to the website indicated on the enclosed proxy card and follow the instructions provided.

By Mail:	Mark your vote, date, sign and return the enclosed proxy card in the postage-paid return envelope provided.

If your shares are held beneficially in “street” name through a nominee such as a financial institution, brokerage firm, or other holder of record, your vote is controlled by that institution, firm or holder. Your vote by proxy may also be cast by telephone or via the Internet, as well as by mail, if your financial institution or brokerage firm offers such voting alternatives. Please follow the specific instructions provided by your nominee on your voting instruction card.

Please note, that if your shares are held beneficially through a bank, broker or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from the record holder.

i

BOQI INTERNATIONAL MEDICAL INC.

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY [    ], 2021

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?

A:	We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors of our company (the “Board”) for our 2021 Annual Meeting of Stockholders, which will take place on May [ ], 2021. As a stockholder of record, you are invited to attend the Annual Meeting and are entitled and requested to vote on the items of business described in this proxy statement. This proxy statement and accompanying proxy card (or voting instruction card) are being sent on or about May 14, 2021 to all stockholders entitled to vote at the Annual Meeting.

Q:	When and where will the Annual Meeting be held?

A:	The Annual Meeting will be held on May [ ], 2021 at 9:00 a.m. local time, at the Yuzhou Hotel, 168 Yuzhou Road, Yuzhong District, Chongqing, P. R. China.

Q:	How do I attend the Annual Meeting?

A:	Only stockholders of record on the record date of [ ], 2021 (the “Record Date”) are entitled to notice of, and to attend or vote at, the Annual Meeting. If you plan to attend the meeting in person, please bring the following:

●	Photo identification.

●	Acceptable proof of ownership if your shares are held in “street name.”

Street name means your shares are held of record by brokers, banks, or other institutions. See below for additional information.

Acceptable proof of ownership is either (a) a letter from your broker confirming that you beneficially owned shares of our common stock on the Record Date or (b) an account statement showing that you beneficially owned shares of our common stock on the Record Date. If your shares are held in street name, you may attend the meeting with proof of ownership, but you may not vote your shares in person at the Annual Meeting unless you have obtained a “legal proxy” or other evidence from your broker giving you the right to vote your shares at the Annual Meeting.

Q:	What information is contained in this proxy statement?

A:	This proxy statement contains information regarding our corporate governance practices, our Board, our named executive officers, the compensation of our directors and named executive officers, the proposals to be voted on at the Annual Meeting and certain other required information.

Q:	How may I obtain the Company’s Annual Report on Form 10-K for the year ended December 31, 2020?

A:	We have enclosed with this proxy statement a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. Our Annual Report on Form 10-K can also be accessed through our website. We filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 with the Securities and Exchange Commission (“SEC”) on March 31, 2021. We sometimes refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as our 2020 Annual Report.

Q:	What items of business will be voted on at the Annual Meeting?

A:	The items of business scheduled to be voted on at the Annual Meeting are:

1.	To elect the seven nominees named in this proxy statement to serve as directors of the Company until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified;

2.	To approve an amendment to the Company’s Certificate of Incorporation to change the name of the Company to BIMI International Medical Inc.;
3.	To approve the pending issuance of the Additional Institutional Investor Securities

4.	To approve the pending issuance of the Guanzan Final Payment Shares;
5.	To approve, on an advisory basis, the compensation of the Company’s executive officers named in this proxy statement;

6.	To ratify the appointment of Audit Alliance LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021; and

7.	To transact such other business as may properly be brought before the Annual Meeting and any adjournment or postponement thereof.

Q:	How many votes must the nominees for director have to be elected?

A:	In order for a director to be elected at a meeting at which a quorum is present, the director must receive the affirmative vote of a plurality of the shares voted. There is no cumulative voting for our directors or otherwise.

Q:	What are the voting requirements to approve the other proposals?

A:	The affirmative vote of a majority of the shares cast in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required to approve each of the voting proposals in this proxy statement, other than Proposals One, Two, Three and Four. With respect to Proposal One, the seven director nominees receiving the highest number of affirmative votes will be elected. With respect to Proposals Two, Three and Four, the affirmative vote of a majority of shares outstanding is required to approve the each of such proposals.

Q:	How does the Board recommend that I vote?

A:	The Board recommends that you vote your shares “FOR” all seven of the director nominees; FOR” the approval of the amendment to the Company’s Certificate of Incorporation to change the name of the Company to BIMI International Medical Inc; “FOR” the approval of the issuances of the Additional Institutional Investor Securities and the Guanzan Final Payment Shares for the purposes of Nasdaq Listing Rule 5635; “FOR” the approval, on an advisory basis, of the compensation of the executive officers named in this proxy statement; and “FOR” the ratification of the appointment of Audit Alliance LLP as our independent registered public accounting firm.

If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted in accordance with the Board’s recommendations.

Q:	What shares may I vote?

A:	Each share of our common stock $0.001 par value issued and outstanding as of the close of business on the Record Date is entitled to one vote on each of the matters to be voted upon at the Annual Meeting.

You may vote all shares owned by you as of the Record Date, including (a) shares held directly in your name as the stockholder of record and (b) shares held for you as the beneficial owner through a broker, trustee or other nominee. We had [    ] shares of common stock issued and outstanding on the Record Date.

Q:	What is the difference between being a stockholder of record and being the beneficial owner of shares held in street name?

A:	A stockholder of record owns shares which are registered in his or her own name. A beneficial owner owns shares which are held in street name through a third party, such as a broker. As summarized below, there are some distinctions between a stockholder of record and a beneficial owner.

Stockholder of Record

You are the stockholder of record of any of your shares registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC with respect to such shares, these proxy materials are being sent to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to Mr. Tiewei, the Company’s Chief Executive Officer, or such other person you wish to designate, or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to grant your voting proxy to Mr. Tiewei Song.

Shares Beneficially Held in Street Name

You are the beneficial owner of any of your shares held in street name. With respect to such shares registered through a broker, these proxy materials, together with a voting instruction card, are being forwarded to you by your broker. As the beneficial owner, you have the right to direct your broker how to vote. You may use the voting instruction card provided by your broker for this purpose. Even if you have directed your broker how to vote, you may also attend the Annual Meeting. However, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” or other evidence from your broker giving you the right to vote the shares at the Annual Meeting.

Q:	Who is entitled to attend the Annual Meeting and what are the admission procedures?

A:	You are entitled to attend the Annual Meeting only if you were a stockholder as of the close of business on the Record Date or if you hold a valid proxy for the Annual Meeting. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting. If you are a beneficial holder, you will need to provide proof of beneficial ownership as of the Record Date, such as a brokerage account statement showing that you owned shares of the Company’s common stock as of the Record Date or the voting instruction card provided by your broker. The Annual Meeting will begin promptly at 9:00 a.m., local time. You should be prepared to present photo identification for admittance. Check-in will begin one-half hour prior to the meeting. Please allow ample time for the admission procedures.

Q:	May I vote my shares in person at the Annual Meeting?

A:	If you were a stockholder of record on the Record Date, you may vote your shares in person at the Annual Meeting or through a proxy. If you decide to vote your shares in person, you do not need to present your share certificate(s) at the Annual Meeting; your name will be on the list of stockholders eligible to vote. If you hold your shares beneficially in street name, you may vote your shares in person at the Annual Meeting only if you obtain a legal proxy or other evidence from your broker giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker. For directions on how to vote, please refer to the instructions on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker.

Stockholders of record may submit proxies by completing, signing, dating, and mailing their proxy cards to the address provided on the proxy card. Stockholders who hold shares beneficially in street name may vote by completing, signing, and dating the voting instruction cards provided and mailing them to the address provided on the voting instruction card. The proxy card and voting instruction card also include directions as to how you may submit your vote through the Internet. The voting instruction card may also include directions for alternative methods of submitting your vote. We encourage you to vote early. If you choose to vote by mail, please allow sufficient time for your proxy or voting instruction card to reach our vote tabulator prior to the Annual Meeting.

Q:	Who will count the votes?

A:	Votes at the Annual Meeting will be counted by an inspector of election, who will be appointed by the Board.

Q:	What is the effect of not voting?

A:	If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting. If you are a stockholder of record and you properly sign and return your proxy card, your shares will be voted as you direct. If no instructions are indicated on such proxy card and you are a stockholder of record, shares represented by the proxy will be voted in the manner recommended by the Board on all matters presented in this proxy statement, namely “FOR” all seven of the director nominees; “FOR” the approval of the amendment to the Company’s Certificate of Incorporation to change the name of the Company to BIMI International Medical Inc; “FOR” the approval of the issuance of the Additional Institutional Investor Securities and the Guanzan Final Payment Shares (as described below); “FOR” the approval, on an advisory basis, of the compensation of the executive officers named in this proxy statement; and “FOR” the ratification of the appointment of Audit Alliance LLP as our independent registered public accounting firm.

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares.

A broker is entitled to vote shares held for a beneficial owner on routine matters. The ratification of the appointment of Audit Alliance LLP as our independent registered public accounting firm in Proposal Six is a routine matter; and, accordingly, a broker is entitled to vote shares held for a beneficial owner on this proposal without instructions from such beneficial owner. On the other hand, absent instructions from a beneficial owner, a broker is not entitled to vote shares held for such beneficial owner on non-routine matters. We believe that the election of directors in Proposal One, the approval of the amendment to the Certificate of Incorporation in Proposal Two, approval of the issuance of the Company’s securities in Proposals Three and Four, and the advisory vote on executive compensation in Proposal Five, are non-routine matters; and, accordingly, brokers do not have authority to vote on such matters absent instructions from beneficial owners. Accordingly, if beneficial owners desire not to have their shares voted by a broker in a certain manner, they should give instructions to their brokers as to how to vote their shares.

Broker non-votes count for purposes of determining whether a quorum is present.

Q:	How many votes are required for the approval of the proposals to be voted upon, and how will abstentions and broker non-votes be treated?

Proposal	Votes Required	Effect of Votes Withheld / Abstentions	Effect of Broker Non-Votes
Proposal One: Election of Directors	Plurality of the votes cast. This means that the seven nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.	Votes withheld will have no effect.	Broker non-votes will have no effect.

Proposal Two: Approval of Amendment to Certificate of Incorporation	Affirmative vote of the holders of a majority of the shares of common stock outstanding.	Abstentions will have the effect of a vote against the proposal.	We do not expect any broker non-votes on this proposal.

Proposal Three: Approval of the Issuance of Additional Institutional Investor Securities to the Institutional Investors and the Placement Agent	Affirmative vote of the holders of a majority of the shares of common stock outstanding.	Abstentions will have the effect of a vote against the proposal.	We do not expect any broker non-votes on this proposal.

Proposal Four: Approval of the Issuance of the Guanzan Final Payment Shares to the Seller or Her Designee(s)	Affirmative vote of the holders of a majority of the shares of common stock outstanding.	Abstentions will have the effect of a vote against the proposal.	We do not expect any broker non-votes on this proposal.

Proposal Five: Advisory Vote on Executive Compensation	Affirmative vote of the holders of a majority in voting power of the shares of common stock present in person or by proxy and entitled to vote thereon.	Abstentions will have the effect of a vote against the proposal.	Broker non-votes will have no effect.

Proposal Six: Ratification of Appointment of Independent Registered Public Accounting Firm	Affirmative vote of the holders of a majority in voting power of the shares of common stock present in person or by proxy and entitled to vote thereon.	Abstentions will have the effect of a vote against the proposal.	We do not expect to receive broker non-votes on this proposal.

Q:	Can I revoke my proxy or change my vote after I have voted?

A:	You may revoke your proxy and change your vote by voting again or by attending the Annual Meeting and voting in person. Only your latest dated proxy card received at or prior to the Annual Meeting will be counted. However, your attendance at the Annual Meeting will not have the effect of revoking your proxy unless you forward written notice to the Corporate Secretary at BOQI International Medical Inc.’s offices, or you vote by ballot at the Annual Meeting. If you are a beneficial owner, you will need to request a legal proxy from your broker and bring it with you to vote at the Annual Meeting.

Q:	How many votes are required to hold the Annual Meeting?

A:	The presence, in person or by proxy, of the holders of one-third of the shares of our common stock outstanding and entitled to vote on the Record Date is necessary to hold the Annual Meeting and conduct business. This is called a quorum. Abstentions and broker non-votes will be considered as present at the Annual Meeting for purposes of establishing a quorum.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:	The Company is making this solicitation and will pay the entire cost of preparing, printing, assembling, mailing, and distributing these proxy materials. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, electronic mail, and facsimile by directors, officers, and regular employees of the Company. None of the Company’s directors, officers or employees will receive any additional compensation for soliciting proxies on behalf of the Board. The Company may also make arrangements with brokerage firms and other custodians, nominees, and fiduciaries for the forwarding of soliciting material to the beneficial owners of common stock held of record by those owners. The Company will reimburse those brokers, custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with that service.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We intend to announce preliminary voting results at the Annual Meeting and will disclose final voting results in a Current Report on Form 8-K that will be filed with the SEC not more than four business days following the Annual Meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

There are seven nominees for election to the Company’s Board. The names of the persons who are nominees for director and their positions and offices with the Company are set forth in the table below. Each director to be elected will hold office until the 2022 Annual Meeting of Stockholders and until his or her successor is elected and has qualified, or until such director’s earlier death, resignation or removal.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authorization to do so is not withheld, for the election of the seven nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee as the Board may propose. Each of the nominees listed below has been nominated for and has agreed to stand for election and management has no reason to believe that any nominee will be unable to serve.

The following table provides information regarding each nominee to our Board:

Name	Age	Position
Yongquan Bi	44	Chairman
Tiewei Song	49	Director, Chief Executive Officer and President
Xiaoping Wang	41	Director Nominee and Chief Operating Officer
Mia Kuang Ching	55	Independent Director, Chair of Audit Committee
Ju Li	42	Independent Director, Chair of Nominating Committee
Fengsheng Tan	56	Independent Director, Chair of Compensation Committee
Jianxi Wang	68	Director Nominee

Yongquan Bi has been a director in the Company since his election in May 2018 and has been the Company’s Chairman since February 2019. He was the Company’s CEO from February 2019 to September 2019. He was the founder and has served as the Chairman of the Board of the Boqi Xinhai Group since 2009. Boqi Xinhai Group operates in multiple industries including automobile and grocery stores. He also serves as a director of BIQI International Holdings Corp., which is in the business of breeding, raising, and selling hogs for use in China’s pork production. In 2015, Mr. Bi participated in the senior class of investment and financing of Chinese enterprises in Tsinghua University. Mr. Bi has more than 15 years of industry experience in the financial sector.

Tiewei Song was elected to the Board on May 18, 2018. He was appointed as the Company’s CEO and President in October 2019. Mr. Song previously served as both the president and director of Shenyang Langzi Investment Management Co., Ltd., an asset management consulting firm, which he has held since December 2012. From July 2008 to July 2013, Mr. Song was the chief representative of German Varengold Bank in China. From October 1999 to May 2008, Mr. Song was the executive director and president of Liaoning Jiachang Group. He also serves as a director of BIQI International Holdings Corp. Mr. Song graduated from Peking University with bachelor’s and master’s degrees in mathematics.

Xiaoping Wang has been the Chief Operating Officer of the Company since February 2020. He is supervising the Company’s retail pharmacy, wholesale pharmaceuticals and wholesale medical devices segments. From July 2014 to January 2020, he served as the Supervisor of Chongqing Guanzan Technology Co., Ltd. and the General Manager of Chongqing Shude Pharmaceutical Co., Ltd. From October 2004 to June 2014, he was the President of Sales and later the President of National Sales at Fujian Hongcheng Bio-Medical Co., Ltd.. Mr. Wang graduated from Chongqing Pharmaceutical High Level Specialty School and holds an MBA degree from Chongqing Normal University.

Mia Kuang Ching has served as a director of the Company since August 2009 and is Chairman of the Audit Committee. Since October 2013 he has served as the Managing Director of Le Yu Corporate Advisory Pte Ltd., a human resources consulting firm. From January 2012 to October 2013, he worked as an M&A consultant. May 2001 until December 2, 2011 he was the managing partner of SBA Stone Forest Corporate Advisory (Shanghai) Co., Ltd. From 1997 to 2000, he was the Chief Accountant of Dalian Container Terminal, a joint venture formed by PSA Corporation of Singapore and the Port of Dalian Authority. From 1994 to 1997, he was the Group Financial Controller of Fullmark Pte. Ltd., and responsible for operations in China, Hong Kong, Malaysia and Vietnam and was in-charge of strategic investment, group financing and mergers and acquisitions. From 1992 to 1994 he was a Regional Accountant (South Europe) of Singapore Airlines. Mr. Ching graduated from the National University of Singapore with a bachelor’s degree in accountancy.

Ju Li has served as a director of the Company since January 2019. From January 2017 to present, Mr. Li has served as the General Manager of Oxxas GmbH, a clothing retailer, responsible for the company’s daily operation, including creating the company’s business plans and promoting the company’s business. From April 2015 to February 2017, Mr. Li was the general manager of Asia Pacific at Sensus Asset Management Co., Ltd. an asset management firm. From March 2009 to February 2015, Mr. Li was the general manager of Asia Pacific at Varengold Bank. He has extensive financial investment and enterprise management experience. Mr. Li holds a B.A. degree from the Bremen University of Applied Sciences, Germany.

Fengsheng Tan has served as a director of the Company since May 18, 2018. He has been a lawyer with Liaoing New Century law firm since February 2005. From January 1997 to January 2005 he was a lawyer with Liaoing Asia-Pacific Law Firm. Mr. Tan graduated from the law faculty of Liaoning University and has more than 20 years’ experience as a lawyer.

Jianxin Wang previously served as an independent director of the Company from September 2009 through January 2019. Since January 2017, Mr. Wang has been the President of Sparkles International Development Corp, a Virginia based consulting firm that he founded in June 1993. He was the General Manager of China Thermal Energy Investment Corp., an Chinese urban energy supplier, from December 2013 to December, 2015, and the Vice President and director of the International Fund at China’s Environment, a Washington D.C. based non-profit organization from January 2013 to December 2016. He served as the General Manager of Gaoping Ronggao PV Solar Development Co., Ltd,, a Chinese manufacturer of PV solar energy cells, from September 2011 to December 2013. He was a Senior Advisor to China Development Bank from August 2010 to August 2012. . Mr. Wang received a M.S. degree in Science from Florida State University in 1988 and a B.A degree in English from Beijing Foreign Studies University in 1983.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE
NOMINEES IN PROPOSAL ONE

CORPORATE GOVERNANCE

Board Leadership Structure

The Board considers and establishes the appropriate leadership structure for the Company.

Independence of the Board of Directors

As required under the listing standards of the Nasdaq Stock Market, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Company’s Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq Stock Market, as are in effect from time to time.

We undertook a review of the independence of our directors and, using the definitions and independence standards for directors provided in the rules of The NASDAQ Stock Market, considered whether any director has a material relationship with us that could interfere with his or her ability to exercise independent judgment in carrying out their responsibilities. As a result of this review, we determined that Mia Kuang Ching, Ju Li and Fengsheng Tan were “independent directors” as defined under the rules of The NASDAQ Stock Market.

Committees of the Board of Directors

The Board has established three standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee. The members of each committee qualify as “independent” under the rules and regulations of the SEC and the Nasdaq Stock Market.

Audit Committee

The current members of our audit committee are Mia Kuang Ching (Chair), Ju Li and Fengsheng Tan, each of whom we believe satisfies the independence requirements of the Securities and Exchange Commission. We believe Mr. Ching is qualified as an audit committee financial expert under the regulations of the SEC by reason of his work experience. Our audit committee assists our Board in its oversight of:

●	The integrity of our financial statements;

●	Our independent registered public accounting firm’s qualifications and independence; and

●	The performance of our independent auditors.

The Audit Committee’s charter is available in the Company Governance Documents section of the Investor Relations section of the Company’s website at: www.usbimi.com.

Compensation Committee

The current members of our compensation committee are Fengsheng Tan (Chair), Mia Kuang Ching and Ju Li. The Compensation Committee reviews and, as it deems appropriate, recommends to the Board policies, practices and procedures relating to the compensation of the Company’s executive officers and other managerial employees, including the determination, in its discretion, of the amount of annual bonuses, if any, for our executive officers and other professionals. The Compensation Committee advises and consults with our senior executives as may be requested regarding managerial personnel policies.

The Compensation Committee’s charter is available in the Company Governance Documents section of the Investor Relations section of the Company’s website at: www.usbimi.com.

Nominating Committee

The current members of our nominating committee are Ju Li (Chair), Mia Kuang Ching and Fengsheng Tan.

The Nominating Committee identifies and recommends nominees to the Board and oversees compliance with our corporate governance guidelines. The Nominating Committee is responsible for assembling for stockholder consideration a group of nominees that, taken together, have the experience, qualifications, attributes, and skills appropriate for functioning effectively as a Board. The Nominating Committee reviews the composition of the Board in light of the Company’s changing requirements, its assessment of the Board’s performance, and the inputs of stockholders and other key constituencies.

While the Nominating Committee has not adopted specific minimum criteria for director nominees, the Committee looks for certain characteristics common to all board members, including integrity, strong professional reputation and record of achievement, constructive and collegial personal attributes, and the ability and commitment to devote sufficient time and energy to Board service.

In addition, the Nominating Committee seeks to include on the Board a complementary mix of individuals with diverse backgrounds and skills that can help the Board to meet the broad set of challenges that it confronts. These individual qualities can include matters like experience in the Company’s industry, technical experience (for example, financial or technological expertise), experience gained in situations comparable to the Company’s, leadership experience, and relevant geographical experience. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.

The following is a brief description of the specific experience and qualifications, attributes or skills of each director that led to the conclusion that such person should serve as a director of the Company:

●	The Board believes that Mr. Bi’s diverse work experience, his education, and his demonstrated leadership ability qualify him to serve as our Chairman.

●	Mr. Tiewei Song’s qualifications to serve on our Board include his experience in capital raising and business management.

●	Mr. Mia Kuang Ching’s qualifications to serve on our Board include his years of business experience and his familiarity with financial accounting matters.

●	Mr. Ju Li’s qualifications to serve on our Board include his financial investment and enterprise management experience.

●	Mr. Fengsheng Tan’s qualifications to serve on our Board include his legal and corporate governance background.

The Nominating Committee will consider all bona fide candidates for election to the Board and will consider any stockholder nominations pursuant to the same criteria, provided those nominated are submitted in accordance with applicable law and within the time periods set forth herein for receipt of stockholder proposals for the 2021 Annual Meeting of Stockholders. To date, the Company has not received any recommendations from stockholders for candidates for inclusion in the committee’s slate of nominees.

The Nominating Committee’s charter is available in the Company Governance Documents section of the Investor Relations section of the Company’s website at: www.usbimi.com.

Meetings of the Board of Directors

The Board met seventeen (17) times during 2020 and acted four (4) times by unanimous written consent. All directors attended all the meetings of the Board held during 2020.

We expect that all of our directors will attend the 2021 Annual Meeting of Stockholders. We do not maintain a formal policy regarding director attendance at our annual meeting of stockholders.

The Board’s Role in Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation arrangements. The Audit Committee oversees management of financial risks. The Nominating Committee manages risks associated with the independence of the Board and potential conflicts of interest of director nominees. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

Stockholder Communications with the Board of Directors

The Company’s corporate governance policies set forth a process by which stockholders and other interested third parties can send communications to the non-management members of the Board. When stockholders or other interested third parties have concerns, they may make them known to the non-management directors by communication to: tiantian@botijituan.com. All such correspondence is provided to the independent directors at, or prior to, the next regular Board meeting.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all officers, directors, employees, consultants and advisors. The Code of Business Conduct and Ethics is available in the Company Governance Documents section of the Investor Relations section of the Company’s website at www.usbimi.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

BOQI International Medical Inc. is a “smaller reporting company” under the rules promulgated by the SEC and the Company complies with the disclosure requirements applicable to smaller reporting companies. This executive compensation summary is not intended to meet the “Compensation Discussion and Analysis” disclosure required of larger reporting companies.

We agreed to pay our Chief Executive Officer, Mr. Tiewei Song, a salary of $500,000 each year starting in October 2019. We paid Mr. Song $0 and $28,992 in 2020 and 2019, respectively. We paid our Chief Financial Officer, Jun Jia, a salary of RMB 240,000 (approximately $38,000) in 2020. We did not provide any compensation to Mr. Xiaoping Wang, our Chief Operating Officer for the year ended December 31, 2020,

Employment Agreements, Termination of Employment and Change-in-Control Arrangements

Except as described below, we currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer’s responsibilities following a change-in-control.

Agreement with Mr. Tiewei Song

The Company entered into an employment agreement (the “Song Agreement”) with Mr. Tiewei Song dated October 1, 2019, under which Mr. Song will serve as our Chief Executive Officer for a term of two years commencing October1, 2019 with base annual cash compensation of $500,000. During the term of employment, Mr. Song will perform the duties as are commensurate and consistent with his position and will devote his full working time, attention and efforts to the Company and to discharging the responsibilities of his position, and such other duties as may be assigned from time to time by the Company, which relate to the business of the Company and are reasonably consistent with his position. During the term of employment, Mr. Song will not engage in any business activity that, in the reasonable judgment of the board of directors of the Company, conflicts with his duties under the Song Agreement, whether or not such activity is pursued for gain, profit or other advantage.

The Song Agreement and employment thereunder may be terminated (1) automatically upon the death or Total Disability (as defined in the Song Agreement) of Mr. Song, (2) without Cause by the Company or for Good Reason (both as defined in the Song Agreement) by Mr. Song, in which case Mr. Song shall be entitled to receive termination payments and benefits, including without limitation, an amount equal to six (6) months’ salary, unpaid salary earned through the date of termination and unused vacation that has accrued and would be payable under the Company’s standard and other benefits, or (3) in connection with a Change of Control (as defined in the Song Agreement), in which case Mr. Song shall be entitled to receive a change in control severance payment in the amount equal to $10,000,000, and other benefits.

Compensation of Directors

As at December 31, 2020, we had four non-employee directors, of whom only Mr. Mia Kuang Ching has received compensation, as set forth in the table below. Other non-employee directors received no compensation for their services as directors. Directors who are also employees of the Company and/or its subsidiaries received no additional compensation for their services as directors:

Name	Compensation	Other Fees	Total
Mia Kuang Ching	$24,000	-	$24,000

Outstanding Equity Awards at December 31, 2020

We have not implemented a stock option plan at this time and since inception, we have not issued any stock options, stock appreciation rights or other equity awards to our executive officers. We may decide, at a later date, and reserve the right to, initiate such a plan or plans as deemed appropriate by the Board.

Pension Benefits

We have not entered into any pension benefit agreements with any of our executive officers or directors. We contribute to the social insurance for our employees each month, which includes pension, medical insurance, unemployment insurance, occupational injuries insurance and housing provision funds in accordance with PRC regulations.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director of the Company or member of the Compensation Committee during 2020.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of March 30, 2021 for: (i) each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock; (ii) each of our directors and director nominees; (iii) each of our named executive officers; and (iv) all of our directors and executive officers as a group:

Name and Address of Beneficial Owner(s)(2)	Amount and Nature of Beneficial Owner(s) (1)	Percentage of Beneficial Ownership
Yongquan Bi, Chairman	1,500,000	7.45%
Gang Li (3)	1,899,409	9.44%
Yu Zhang (4)	1,100,000	5.46%
Tiewei Song, Director, Chief Executive Officer and President	-	—
Jun Jia, Chief Financial Officer	-	—
Xiaoping Wang, Chief Operating Officer	-	—
Mia Kuang Ching, Director	-	—
Fengsheng Tan, Director	-	—
Ju Li, Director	-
All officers and directors as a group (7 persons)	4,499,409	22.35%

(1)	Pursuant to Rule 13-d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned.

(2)	Unless as otherwise set forth in the table, the address of each beneficial owner is c/o BOQI International Medical Inc., at Room 3601, Building A, Harbour View Place, No. 2 Wuwu Road, Zhongshan District, Dalian, Liaoning Province, P. R. China.

(3)	The address of Gang Li is No. 7, South Huanghe Road, Huanggu District, Shenyang City, Liaoning Province, P. R. China.

(4)	The address of Yu Zhang is No. 4-27, Taipingguo Road, Pulandian City, Liaoning Province, P. R. China.

Certain Relationships and Related Transactions

Amount due to related parties

As of December 31, 2020 and 2019, the total amounts payable to related parties was $226,514 and $382,037, respectively, which included:

1.	Amount payable to Mr. Yongquan Bi, the former Chief Executive Officer and current Chairman of the Board of Directors of our company, of $29,566 and $376,639, as of December 31, 2020 and 2019, respectively, free of interest and due on demand. The amounts represent the remaining balance that Mr. Bi advanced for third party services on behalf of our company during the ordinary course of business in 2020 and 2019, respectively.

2.	Amount payable to Mr. Yongjian Zhang, one of the directors of Nengfa Technology, of $0 and $4,681, as of December 31, 2020 and 2019, respectively, free of interest and due on demand. The amount was advanced in several transactions for our daily operating expenditures during 2019.

3.	Amount payable to Mr. Fuqing Zhang, the Chief Executive Officer of Xinrongxin of $184,370 and $717, as of December 31, 2020 and 2019, respectively, free of interest and due on demand. The amount due to Mr. Fuqing Zhang relates to reimbursable operating expenses that we owed to Mr. Fuqing Zhang during and before the acquisition of Boqi Zhengji.

4.	Amount payable to Mr. Youwei Xu, the financial manager of Xinrongxin of $12,578 and $0, as of December 31, 2020 and 2019, respectively, free of interest and due on demand. The amount due to Mr. Youwei Xu, relates to reimbursable operating expenses that the we owed to Mr. Fuqing Zhang during and before the acquisition of Boqi Zhengji.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. Based on our review of the copies of such forms received by us, or written representations that no other reports were required, and to the best of our knowledge, Jun Jia, Ju Li and Fengsheng Tan have not filed Forms 3 with the SEC in a timely manner.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control over financial reporting and disclosure controls and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as amended, with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee is responsible for reviewing, approving and managing the engagement of the Company’s independent registered public accounting firm, including the scope, extent and procedures of the annual audit and compensation to be paid therefore, and all other matters the Audit Committee deems appropriate, including the Company’s independent registered public accounting firm’s accountability to the Board and the Audit Committee. The Audit Committee reviewed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles, its judgment as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the audit committee under auditing standards generally accepted in the United States, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and discussed and reviewed the results of the Company’s independent registered public accounting firm’s examination of the financial statements. In addition, the Audit Committee discussed with the Company’s independent registered public accounting firm the independent registered public accounting firm’s independence from management and the Company, including the matters in the written disclosures and the letter regarding its independence as required by the applicable requirements of the Public Company Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The Audit Committee also considered whether the provision of any non-audit services was compatible with maintaining the independent registered public accounting firm’s independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audits, and received from them written disclosures and letter regarding their independence. The Audit Committee meets with the Company’s independent registered public accounting firm, with and without management present, to discuss the results of its examinations and the overall quality of the Company’s financial reporting. The Audit Committee held four (4) meetings during the fiscal year ended December 31, 2020.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC. The Audit Committee retained Audit Alliance LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

Audit Committee:

Mia Kuang Ching
Fengsheng Tan
Ju Li

PROPOSAL TWO—APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO
CHANGE THE COMPANY’S NAME

Background

When we acquired Boqi Zhengji Pharmacy Chain Co., Ltd. (“Boqi Zhengji”) in 2019 as our first step to shift our focus from the energy sector to the healthcare business, we changed our company name from NF Energy Saving Corporation to BOQI International Medical Inc. to better reflect the Company’s new focus, upon stockholder approval at our 2019 Annual Meeting.

Shortly after the acquisition, however, the business of Boqi Zhengji was severely impacted by the spread of coronavirus, or COVID-19, and its revenues plummeted. The COVID-19 pandemic caused the pharmacy stores to record almost no sales for several months due to the national shutdown order and other government orders specifically targeting OTC drugs. While we offered support to Boqi Zhengji, our efforts failed to help improve Boqi Zhengji’s poor performance. To avoid exposing our other business to further risks and potential joint liabilities, we sold Boqi Zhengji in December 2020, the official record date of which was updated in February 2, 2021, due to the Chinese government’s alternative working schedule and other delays caused by COVID-19.

The Board believes that the Company’s current name BOQI International Medical Inc. reflects a divested business line and is outdated, and a new company name that better describes us as a group company is advisable. The proposed new company name BIMI International Medical Inc. is consistent with our NASDAQ ticker symbol “BIMI.”

Text of the Proposed Charter Amendment

We propose that Section 1 of our Certificate of Incorporation be amended to read in its entirety as follows:

FIRST. The name of this corporation shall be:

BIMI International Medical Inc.

Purpose of the Proposed Charter Amendment

The Board believes that it is advisable and it is in the best interests of our Company and our stockholders that the Company’s name be changed to BIMI International Medical Inc., to accurately reflect us as a group company.

Timing of the Proposed Charter Amendment

If the proposed amendment to our Certificate of Incorporation is approved by our stockholders, it will become effective immediately upon the filing of a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, which we expect to file promptly after the Annual Meeting. If the proposed amendment is not approved by our stockholders, the name of the Company will remain unchanged.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE amendment to our Certificate of Incorporation to change the Company’s name to BIMI

International Medical Inc.

PROPOSAL THREE—APPROVAL OF PENDING ISSUANCE OF
ADDITIONAL INSTITUTIONAL INVESTOR SECURITIES

Overview

On May 18, 2020, the Company entered into a Securities Purchase Agreement (the “SPA”) with CVI Investments Inc. and Hudson Bay Master Fund Ltd. (each an “Institutional Investor” or “Holder” and collectively the “Institutional Investors” or the “Holders”) to sell a new series of senior secured convertible notes of the Company in a private placement. The Company entered into the SPA to obtain needed financing.

Pursuant to the SPA, convertible notes in an aggregate original principal amount of $4,450,000 (the “Original Notes”) were issued to the Holders on June 2, 2020 in a private placement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act, together with the issuance of warrants to acquire an aggregate of 1,300,000 shares of Common Stock at an initial exercise price of $2.845 per share (the “Original Warrants”). The placement agent received warrants (the “Initial Placement Agent Warrants”) to purchase up to 171,845 shares of Common Stock, at an initial exercise price of $2.845 per share.

Pursuant to the SPA, additional convertible notes (the “Base Additional Notes”) in an aggregate original principal amount not to exceed $2,100,000 (the “Base Amount of the Additional Note”) could also be issued to the Institutional Investors at a later date under certain circumstances. The Common Stock issuable upon conversion of the Original Notes and the Base Additional Notes and upon exercise of the Original Warrants and the Original Placement Agent Warrants are hereinafter collectively referred to as the “Original Securities”).

Pursuant to Nasdaq Rule 5635, stockholder approval is required prior to the issuance of securities in a transaction, other than a public offering, involving the sale, issuance or potential issuance by the Company of its Common Stock (or securities convertible into or exercisable for Common Stock), which alone or together with sales by officers, directors or substantial shareholders of the company, equals 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance, at a price less than the lower of: (i) the closing price immediately preceding the signing of the binding agreement, or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement for the transaction.

Accordingly, the issuance of the Original Securities was voted on at our 2020 Annual Meeting, at which time our stockholders approved the issuance of the Original Securities.

On February 24, 2021, the Company entered into an amendment to the SPA (the “Amendment”) with the Institutional Investors to increase the Base Amount of the Additional Notes to be sold to them by $3,300,000 to $5,400,000. On February 26, 2021 (the “2021 Closing Date”), two previously approved Base Additional Notes in the aggregate original principal amount of $2,100,000 and two notes in the aggregate amount of $3,300,000 (the “Excess Additional Notes”, together with the Base Additional Notes, the “2021 Notes”) were issued to the Institutional Investors in a private placement (the “2021 Private Placement”) in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of 1933 Act and Regulation D, together with the issuance of warrants to acquire an aggregate of 760,000 shares of our Common Stock at an initial exercise price of $2.845 per share. The placement agent for the 2021 Private Placement received warrants to purchase up to 173,745 shares of Common Stock, at an initial exercise price of $2.845 per share. The Common Stock issuable upon conversion of the Excess Additional Notes and upon exercise of the warrants to acquire 760,000 shares of Common Stock and the warrants to acquire up to 173,745 shares of Common Stock are hereinafter collectively referred to as the “Additional Institutional Investor Securities”.

Pursuant to the terms of the Amendment, the Additional Institutional Investor Securities may not be issued unless the Company obtains the approval of its stockholders. Accordingly, the Company agreed to hold a stockholder meeting, by no later than May 30, 2021, to approve resolutions authorizing the issuance of all of the Additional Institutional Investor Securities issuable pursuant to the Amendment for the purpose of gaining compliance with Nasdaq Rule 5635.

Accordingly, at the 2021 Annual Meeting, you are being asked to approve the issuance of the Additional Institutional Investor Securities.

The 2021 Private Placement

The Base Additional Notes were sold to the Institutional Investors in the aggregate principal amount of $2,100,000 with an aggregate original issue discount of 19.85%, and ranked senior to all outstanding and future indebtedness of the Company. The Base Additional Notes were sold with an original issue discount and do not bear interest except upon the occurrence of an event of default.

The Excess Additional Notes were sold to the Institutional Investors in the aggregate principal amount of $3,300,000 with an aggregate original issue discount of 16.67%, and ranked senior to all outstanding and future indebtedness of the Company. The Excess Additional Notes were sold with an original issue discount and do not bear interest except upon the occurrence of an event of default.

The 2021 Notes mature on the eighteen-month anniversary of the issuance date, are payable by the Company in installments and are convertible at the election of the Institutional Investors as more fully described below.

The Company will use the proceeds from the sale of the 2021 Notes for general corporate purposes, but, will not use the funds directly or indirectly, for (i) the satisfaction of any outstanding indebtedness of the Company or any of its subsidiaries, (ii) the redemption or repurchase of any securities of the Company or any of its subsidiaries, or (iii) the settlement of any outstanding litigation.

Under the terms of the 2021 Notes:

●	The Base Additional Notes are convertible at any time or times, and the Excess Additional Notes at any time or times after the 2021 Stockholder Approval Date (as defined below), in whole or in part, at the option of the holders thereof, into shares of Common Stock at a rate equal to the amount of principal, interest (if any) and unpaid late charges (if any), divided by a conversion price of $2.59.

●	Commencing on the six-month anniversary of the 2021 Closing Date, we shall repay the 2021 Notes every month by converting 1/13th of the principal amount thereof into shares of Common Stock, subject to the satisfaction of certain equity conditions, or, at our option, in cash. Such conversion of the 2021 Notes into Common Stock will be made at a 22% discount to the lowest volume weighted average price of the Common Stock during the prior 10 trading days, subject to a floor of $0.554 with respect to the Base Additional Note, and a floor of $0.372 with respect to the Excess Additional Note.

Under the terms of the newly issued warrants:

●	The warrants are exercisable at any time or times after the Stockholder Approval Date in whole or in part, at the option of the holders thereof, for shares of Common Stock at an initial exercise price of $2.845 per share.

Notwithstanding the foregoing, as further described below, the Institutional Investors are prohibited from converting the 2021 Notes or exercising the newly issued warrants, and any payments of interest and principal in shares of the Common Stock will be held in abeyance, to the extent a Holder would beneficially own more than 4.99% (or 9.99%, if the Holder elects the higher threshold) of the Company’s outstanding shares of Common Stock after such conversion or payment.

The Securities Purchase Agreement

The SPA, as amended, contains certain representations and warranties, covenants and indemnities customary for similar transactions. Under the SPA, as amended, the Company agreed to hold a stockholder meeting, by no later than May 30, 2021 (the “2021 Stockholder Approval Date”), to approve resolutions (the “Stockholder Resolutions”) authorizing the issuance of shares of Common Stock upon conversion of the Excess Additional Notes and exercise of the newly issued warrants for the purpose of compliance with the stockholder approval rules of the Nasdaq Stock Market (the “Stockholder Approval”). If such approval is not received by May 30, 2021 the Company will be obligated to continue to seek stockholder approval by July 31, 2021 and every six months thereafter until such approval is obtained.

The 2021 Notes

Maturity and Repayment Dates

The 2021 Notes mature eighteen-months after February 26, 2021 (the “Maturity Date”), the date on which they were issued (the “Issuance Date”). The principal amount is payable in equal installments of 1/13th of the principal amount beginning on the six-month anniversary of the Issuance Date and each month thereafter until the Maturity Date. The 2021 Notes are convertible into Common Stock or may be repaid in cash and the Company may not prepay any portion of the principal amount nor interest, if any.

Interest

The 2021 Notes were sold with an original issue discount and do not bear interest except upon the occurrence of an Event of Default (described below), in which event the applicable rate will be 13.00% per annum.

Conversion

The Base Additional Notes are convertible at any time or times, and the Excess Additional Notes at any time or times after the 2021 Stockholder Approval Date (as defined below), in whole or in part, at the option of the holders thereof, into shares of Common Stock at a rate equal to the amount of principal, interest (if any) and unpaid late charges (if any), divided by a conversion price of $2.59.

Commencing on the six-month anniversary of the 2021 Closing Date, we shall repay the 2021 Notes every month by converting 1/13th of the principal amount thereof into shares of Common Stock, subject to the satisfaction of certain equity conditions, or, at our option, in cash. Such conversion of the Convertible Notes into Common Stock will be made at a 22% discount to the lowest volume weighted average price of the Common Stock during the prior 10 trading days, subject to a floor of $0.554 with respect to the Base Additional Note, and a floor of $0.372 with respect to the Excess Additional Note (each of such floor, the “Floor Price”). The Conversion Price is subject to standard adjustments in the event of any stock split, stock dividend, stock combination, recapitalization or other similar transaction.

If the Company enters into any agreement to issue (or issue) any variable rate securities, the Holders have the additional right to substitute such variable price (or formula) for the conversion price.

In connection with the occurrence of Events of Default, the Holders of 2021 Notes will be entitled to convert all or any portion of the 2021 Notes at an alternate conversion price equal to the lower of (i) the conversion price then in effect, and (ii) the lower of (A) 70% of the lowest volume weighted average price (“VWAP”) of the Common Stock during the ten (10) consecutive trading day period ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable notice of conversion and (B) 70% of the VWAP of the Common Stock as of the date of the delivery or deemed delivery of the applicable notice of conversion, but not less than the Alternate Conversion Floor Amount, which is the product obtained by multiplying (A) the higher of (I) the highest price that the Common Stock trades at on the trading day immediately preceding the relevant Alternate Conversion Date (as defined) and (II) the applicable Alternate Conversion Price (as defined) and (B) the difference obtained by subtracting (I) the number of shares of Common Stock to be delivered to the holder on the applicable delivery deadline with respect to such Alternate Conversion Price from (II) the quotient obtained by dividing (x) the applicable Conversion Amount (as defined) that the Holder has elected to be the subject of the applicable Alternate Conversion, by (y) the applicable Alternate Conversion Price without giving effect to clause (x) of such definition (i.e. the Floor Price).

Conversion Limitation and Exchange Cap

The Holders of the 2021 Notes will not have the right to convert any portion of the 2021 Notes, to the extent that, after giving effect to such conversion, such Holder (together with certain related parties) would beneficially own in excess of 4.99% of the shares of our Common Stock outstanding immediately after giving effect to such conversion. A Holder may from time to time increase this limit to 9.99%, provided that any such increase will not be effective until the 61st day after delivery of a notice to the Company of such increase.

In addition, the Excess Additional Notes may not be converted until such time as the Company shall have obtained Stockholder Approval.

Events of Default

Events of Default include: (i) the failure of the applicable registration statement (the “Registration Statement”) for the shares issuable upon conversion of the 2021 Notes and exercise of the newly issued warrants to be filed with the SEC; (ii) the failure of the Company to maintain the effectiveness of the Registration Statement; (iii) suspension of trading of the Common Stock of our company on a national securities exchange for five days; (iv) uncured conversion failure; (v) failure by the Company to maintain required share allocations for the conversion of the 2021 Notes and the exercise of the newly issued warrants; (vi) failure by the Company to pay Principal when due; (vii) failure of the Company to remove restricted legends from shares issued to the Holder upon conversion of the 2021 Notes or the exercise of the newly issued warrants; (viii) the occurrence of any default under, redemption of or acceleration prior to maturity of at least an aggregate of $150,000 of indebtedness of the Company; (ix) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and not dismissed within 30 days of initiation; (x) the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law; (xi) commencement of any bankruptcy or similar proceeding, voluntary or involuntary, of the Company or any Subsidiary of the Company; (xii) final judgment for the payment of money aggregating in excess of $150,000 are rendered against the Company or any subsidiary of the Company and not bonded or discharged within 30 days; (xiii) failure of the Company or any subsidiary of the Company to pay when due any debts in excess of $150,000 due to any third party; (xiv) breaches by the Company or any subsidiary of any representations or warranties in the SPA or any document contemplated thereby; (xv) a false or inaccurate certification by the Company that either (A) the “Equity Conditions” (as defined in the 2021 Notes ) are satisfied, (B) there has been no “Equity Conditions Failure,” (as defined in the 2021 Notes), or (C) as to whether any Event of Default has occurred; (xvi) failure of the Company or any Subsidiary to comply with the covenants in the 2021 Notes ; any material adverse effect occurring; or (xvii) any Event of Default occurs under any 2021 Note.

In connection with an Event of Default, the Holders of the 2021 Notes may require the Company to redeem in cash any or all of the 2021 Notes. The redemption price will equal the greater of (i) 110% of the outstanding principal of the 2021 Notes to be redeemed and accrued and unpaid interest and unpaid late charges thereon, and (ii) an amount equal to market value of the shares of the Common Stock underlying the 2021 Notes , as determined in accordance with such notes. Upon the occurrence of certain Events of Default relating to the bankruptcy of the Company, whether occurring prior to or following the maturity date, the Company will be required to immediately redeem the 2021 Notes , in cash, for an amount equal to 110% of the outstanding principal of the 2021 Notes , and accrued and unpaid interest and unpaid late charges thereon, without the requirement for any notice or demand or other action by any Holder or any other person or entity.

Change of Control

In connection with a Change of Control (as defined in the 2021 Notes), the Holders of the 2021 Notes may require the Company to redeem all or any portion of such notes. The redemption price per share will equal the greatest of (i) 110% of the outstanding principal of the 2021 Notes to be redeemed, and accrued and unpaid interest and unpaid late charges thereon, (ii) 110% of the market value of the shares of the Common Stock underlying the 2021 Notes , as determined in accordance with the such notes, and (iii) 110% of the aggregate cash consideration that would have been payable in respect of the shares of the Common Stock underlying the 2021 Notes, as determined in accordance with the terms of such notes.

Other Corporate Events

The Company may not enter into a Fundamental Transaction (as defined in the 2021 Notes ), unless the successor entity assumes all of the obligations under the 2021 Notes pursuant to written agreements satisfactory to the Holders of the 2021 Notes, and the successor entity is a publicly traded corporation whose shares of Common Stock are quoted or listed on a national securities exchange. If at any time the Company grants any Purchase Rights (as defined in the 2021 Notes) or makes any distribution of assets pro rata to all or substantially all of the holders of any class of its Common Stock, then the holders of the 2021 Notes will be entitled to acquire the aggregate Purchase Rights (as defined in the 2021 Notes ) or assets which such holder could have acquired if such holder had held the number of shares of the Common Stock acquirable upon complete conversion of the 2021 Notes (without taking into account any limitations on conversion) held by such Holder immediately prior to the date as of which the record holders are to be determined for such grant of purchase rights or distributions. To the extent any such grant of rights or distribution would result in the Holders exceeding the maximum percentage described in first paragraph of “Conversion Limitation and Exchange Cap” above, such rights shall be held in abeyance for up to ninety trading days.

Installment Conversions and Redemptions

The 2021 Notes require that, on each Installment Date, the Company will pay an amount equal to the lesser of 1/13th of the principal amount and the outstanding principal amount of the 2021 Notes then outstanding on such Installment Date, less amounts already converted or paid (the “Installment Amount”), together with interest and late charges, if any, thereon, in shares of our Common Stock, subject to the satisfaction of customary equity conditions (including minimum price and volume thresholds) (an “Installment Conversion”).

If the Company satisfies such equity conditions (subject to the Holders’ right to waive any such condition), the Company will convert the portion of the Installment Amount subject to such Installment Conversion into shares of its Common Stock at a price per share equal to the lower of lowest of (i) the conversion price then in effect, (ii) the greater of (x) the Floor Price and (y) 78% of the lowest VWAP of the Common Stock during the ten (10) consecutive trading day period ending and including the trading day immediately preceding the applicable Installment Date. All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during any such measuring period, but not less than the Floor Price. If the Company elects to effect and Installment Redemption (as defined) or if an Installment Conversion is not permitted because certain equity conditions are not met, the Company must redeem the Installment Amount in cash at a price equal to 106% of its aggregate value.

The Holders of the 2021 Notes may elect to defer conversion until a subsequent Installment Date selected by each such Holder, or accelerate the conversion of future Installment Amounts to the current Installment Date, with the amount to be accelerated subject to certain restrictions as set forth in such notes.

Notwithstanding the forgoing, and only during the period commencing on the Issuance Date and ending on the Stockholder Approval Date, the Company shall automatically be deemed to have elected to effect Installment Redemptions for all Installment Amounts, with respect to the Excess Additional Notes.

Redemptions at Company Election

At any time after the later of (x) thirty (30) calendar days after the Applicable Date (as defined in the SPA, as amended) and (y) the date no Equity Conditions Failure exists, the Company has the right to redeem all, but not less than all, of the Conversion Amount then remaining under 2021 Notes at cash price equal to 200% of the greater of (i) the Conversion Amount being redeemed and (ii) the product of (1) the Conversion Rate with respect to the Conversion Amount being redeemed multiplied by (2) the greatest Closing Sale Price (as defined in the 2021 Notes) of the Common Stock on any trading day during the period commencing on the date immediately preceding such redemption notice date and ending on the Trading Day (as defined) immediately prior to the date the Company makes the entire payment required to be made for the redemption.

Covenants

The Company will be subject to certain customary affirmative and negative covenants regarding the incurrence of indebtedness, the existence of liens, the repayment of indebtedness, the payment of cash in respect of dividends, distributions or redemptions, and the transfer of assets, among other matters. The Company also will be subject to a financial covenant that requires it to maintain available cash in the amount of $1,500,000 at the end of each fiscal quarter.

The Newly Issued Warrants

Expiration and Exercise

The newly issued warrants are exercisable for an aggregate of 760,000 shares of Common Stock (subject to standard adjustments in the event of any stock split, stock dividend, stock combination, recapitalization or other similar transaction), expire on the fourth anniversary of the Issuance Date. The warrants are exercisable at any time after the Stockholder Approval Date until their expiration date, in whole or in part, at the option of the holders.

The exercise price for the newly issued warrants (subject to possible standard adjustments in the event of any stock split, stock dividend, stock combination, recapitalization or other similar transaction) is $2.845. Cashless exercise of these warrants is permitted.

Exercise Limitation and Exchange Cap

The holders of the newly issued warrants will not have the right to exercise any portion of such warrants to the extent that, after giving effect to such exercise, such holder (together with certain related parties) would beneficially own in excess of 4.99% of the shares of the Company’s Common Stock outstanding immediately after giving effect to such exercise. A holder may from time to time increase this limit to 9.99%, provided that any such increase will not be effective until the 61st day after delivery of a notice to the Company of such increase.

In addition, unless the Company obtains the approval of its stockholders, the Company is prohibited from issuing any shares of Common Stock upon exercise of the newly issued warrants.

Events of Default

Events of Default are cross-referenced to the definition contained in the 2021 Notes (see summary of the Notes above in the paragraph “Events of Default”).

At any time after the occurrence of an Event of Default, at the request of a Holder, the Company or a successor entity (as the case may be) shall purchase the newly issued warrants from the Holders by paying to a Holder cash in an amount equal to the Event of Default Black Scholes Value (as defined).

Other Corporate Events

The Company may not enter into a Fundamental Transaction (as defined), unless the successor entity assumes all of the obligations under warrants pursuant to written agreements satisfactory to the holder of the warrants, and the successor entity is a publicly traded corporation whose shares of Common Stock are quoted or listed on a national securities exchange. If at any time the Company grants any Purchase Rights (as defined) or makes any distribution of assets pro rata to all or substantially all of the holders of any class of its Common Stock, then the holders of the warrants will be entitled to acquire the aggregate Purchase Rights or assets which such holder could have acquired if such holder had held the number of shares of the Company’s Common Stock acquirable upon complete exercise of the newly issued warrants held by such holder immediately prior to the date as of which the record holders are to be determined for such grant of purchase rights or distributions. To the extent any such grant of rights or distribution would result in the holders exceeding the maximum percentage described in first paragraph of “Exercise Limitation and Exchange Cap” above, such rights shall be held in abeyance for up to ninety trading days.

Notwithstanding the foregoing, at the request of a Holder delivered at any time commencing on the earliest to occur of (x) the public disclosure of any Fundamental Transaction, (y) the consummation of any Fundamental Transaction and (z) the Holder first becoming aware of any Fundamental Transaction through the date that is ninety (90) days after the public disclosure of the consummation of such Fundamental Transaction by the Company pursuant to a Current Report on Form 8-K filed with the SEC (in each case, excluding the sale of the Company’s legacy energy business), the Company or a successor entity (as the case may be) shall purchase the newly issued warrants from the Holder on the date of such request by paying to the Holder cash in an amount equal to the Black Scholes Value (as defined). Payment of such amounts shall be made by the Company (or at the Company’s direction) to the Holder on or prior to the later of (x) the second trading day after the date of such request and (y) the date of consummation of such Fundamental Transaction.

Shareholder Pledge Agreement

The Institutional Investors and a principal shareholder and the Chairman of the Board the Company, Mr. Yongquan Bi (the “Principal Stockholder”), have entered into a Shareholder Pledge Agreement on the 2020 Closing Date, pursuant to which the Principal Stockholder, has agreed to pledge 1.5 million shares of Common Stock beneficially owned by him, in favor of the Institutional Investors to secure the Company’s performance of its obligations in the 2021 Private Placement.

Registration Rights Agreement

The Company and the Institutional Investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has agreed to file and maintain with the SEC a registration statement for resale of the shares of Common Stock issuable upon conversion of the 2021 Notes and exercise of the newly issued warrants.

Voting Agreement

The Company also entered into a voting agreement with the Principal Stockholder on the 2020 Closing Date, pursuant to which he agreed to vote the shares of Common Stock now owned or hereafter acquired by him in favor of the Stockholder Resolutions.

Placement Agent

FT Global Capital, Inc. (“FT Global”) acted as the placement agent for the 2021 Private Placement. FT Global received a fee of 9% of the gross proceeds of the 2021 Private Placement, or an aggregate of $405,000, and warrants to purchase up to that number of shares of Common Stock equal to ten percent (10%) of the aggregate number of shares of Common Stock placed in the 2021 Private Placement, which is initially 173,745 shares, at an initial exercise price of $2.845 per share, subject to adjustment based on the number of shares of Common Stock issued pursuant to the Excess Additional Notes.

Reasons for Transaction and Effect on Current Stockholders

The Board has determined that the issuance of the Additional Institutional Investor Securities in the 2021 Private Placement is in the best interests of the Company and its stockholders because of the Company’s immediate need to obtain additional financing. Further, the payment of interest and principal in shares of Common Stock, and the right of the Holders to convert newly issued notes into shares of Common Stock, will allow the Company to improve its debt structure and provide funds necessary for the stabilization and expansion of the Company’s operation.

The issuance of securities pursuant to the SPA, as amended, will have a dilutive effect on our existing stockholders, including the voting power and economic rights of such stockholders. For example, as of the date of this proxy statement, all of the Original Notes have been converted in full at the initial conversion price and 3,096,456 shares of Common Stock have been issued as a result. At of the date of this proxy statement, there were [ ] shares of Common Stock outstanding. In the event all the Base Additional Notes are converted in full at the initial conversion price, all the Original Warrants and all the Original Placement Agent Warrants are exercised in full at the initial exercise price, which was approved at the 2020 Annual Meeting, approximately 2,511,346 additional shares of the Common Stock of the Company will be issued. If the Excess Additional Notes are converted in full at the initial conversion price, the newly issued warrants are exercised in full at the initial exercise price and the warrants issued to the placement agent in 2021 are exercised in full, for which the Company is seeking shareholder approval at the 2021 Annual Meeting, approximately an additional 2,567,246 shares of the Common Stock will be issued.

No assurance can be given that any shares of Common Stock will be issued upon conversion of the Excess Additional Notes or exercise of the newly issued warrants and the warrants issued to the placement agent in 2021, or that additional shares of Common Stock will not be issued in the event that the conversion price of the Excess Additional Notes decreases pursuant to the terms of the Excess Additional Notes, or that the number of shares of Common Stock issuable upon the exercise of the aforementioned warrants s does not increase pursuant to the terms of such warrants.

Each 2021 Note provides that the Institutional Investors are prohibited from converting a 2021 Note, and any payments of interest and principal in shares of Common Stock will be held in abeyance, to the extent the Institutional Investor would beneficially own more than 4.99% (or 9.99%, if the holder elects the higher threshold) of the Company’s outstanding shares of Common Stock after such conversion or payment. Unlike Nasdaq Rule 5635 and the corresponding provisions of the SPA, as amended, the 2021 Notes and the newly issued warrants, which limit the aggregate number of shares of Common Stock the Company may issue to the Institutional Investors, this beneficial ownership limitation limits the number of shares the Institutional Investors may beneficially own at any one time. Consequently, the number of shares of Common Stock the Holders may beneficially own in compliance with the beneficial ownership limitation may increase over time as the number of outstanding shares of Common Stock increases over time. In addition, the Institutional Investors may sell some or all of the shares they receive under the 2021 Notes or which they receive upon exercise of the newly issued warrants, permitting them to acquire additional shares of Common Stock in compliance with the beneficial ownership limitation. We are not seeking shareholder approval to lift such ownership limitation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE ISSUANCE OF THE

ADDITIONAL INSTITUTIONAL INVESTOR SECURITIES

PROPOSAL FOUR — APPROVAL OF PENDING ISSUANCE
OF GUANZAN FINAL PAYMENT SHARES

Overview

On February 1, 2020, we and our wholly-owned subsidiary, Beijing Xinrongxin Industrial Development Co., Ltd, entered into an agreement to purchase Chongqing Guanzan Technology Co., Ltd. (“Guanzan”), a distributor of medical devices and pharmaceuticals in the People’s Republic of China (the “Guanzan SPA”). Pursuant to the Guanzan SPA, we agreed to purchase all the issued and outstanding equity interests in Guanzan (the “Guanzan Shares”). The terms of the Guanzan SPA were unanimously approved by our Board.

Pursuant to the Guanzan SPA, the aggregate purchase price for the Guanzan Shares is RMB 100,000,000 (approximately $14,285,714 as of February 1, 2020), to be paid by the issuance of 950,000 shares of Common Stock (the “Stock Consideration”) and the payment of RMB 80,000,000 in cash (the “Cash Consideration”). The Stock Consideration was paid at closing and the Cash Consideration, which was subject to post-closing adjustments based on the performance of Guanzan in 2020 and 2021, respectively, was scheduled to be paid pursuant to a post-closing payment schedule. The transaction closed on March 18, 2020. Upon closing, 950,000 shares of Common Stock were issued to the seller (“Seller”) as the Stock Consideration and we acquired 100% of the Guanzan Shares.

On November 20, 2020, the parties to the Guanzan SPA entered into a prepayment and amendment agreement (the “Prepayment Agreement”) in light of Guanzan’s performance during the period from March 18, 2020 to September 30, 2020, providing for the prepayment (the “Prepayment”) of a portion of the Cash Consideration in the amount of RMB 20,000,000 (approximately $3,100,000). We elected to make the Prepayment in the form of shares of Common Stock, valued at the price of $3.00 per share, even though market price was then below $2.00 per share. Accordingly, on November 30, 2020, we issued 1,000,000 shares of Common Stock as the Prepayment.

Pursuant to the Guanzan SPA, as amended by the Prepayment Agreement, if Guanzan’s 2020 prorated revenue equals or exceeds the targeted 2020 prorated revenue, which is RMB 78,600,000 (the “Target”), the entire amount of the Cash Consideration, minus the amount of the prepayment (the “Updated Cash Consideration ”), would become payable in 2021 and Seller would not be eligible to receive any additional payment under the Guanzan SPA. On March 9, 2021, the parties to the Guanzan SPA agreed that Guanzan’s 2020 prorated revenue in 2020 exceeded the Target, and therefore the Updated Cash Consideration in the amount of RMB 60,000,000 is payable. We elected to exercise our option to pay the Updated Cash Consideration in the form of shares of Common Stock, at the volume weighed average of the closing per share market price of the Common Stock, as reported on NASDAQ, for the immediately preceding 20-day period (the “Subsequent VWAP Price”), which is $2.02 pers share. As such, 4,600,000 shares of Common Stock (the “Guanzan Final Payment Shares”) are issuable to Seller. Subject to the stockholder approval of the issuance of the 4,600,000 shares of Common Stock, we will have issued to Ms. Zhou Li, the prior owner of Guanzan and a resident of the PRC, or her designee(s), a total of 6,550,000 shares of our Common Stock. The Guanzan SPA provides that if issuance of shares of Common Stock as payment of the Updated Cash Consideration would require stockholder approval pursuant to the Nasdaq rules, the Guanzan Final Payment Shares may not be issued unless and until such approval has been obtained.

Pursuant to Nasdaq Rule 5635, stockholder approval is required prior to the issuance of securities in connection with the acquisition of the stock or assets of another company if, where, due to the present or potential issuance of common stock, including shares issued pursuant to an earn-out provision or similar type of provision, or securities convertible into or exercisable for common stock, other than a public offering for cash: (A) the common stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock; or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities.

Accordingly, at the 2021 Annual Meeting, you are being asked to approve the issuance of the Guanzan Final Payment Shares pursuant to Nasdaq Rule 5635.

Further Information about the Guanzan Acquisition, including background regarding the transaction with Seller and the reasons why the Board believes the issuance of the Guanzan Final Payment Shares in lieu of a cash payment is in the best interests of the Company and its stockholders, is discussed below.

Background

On February 1, 2020, we acquired Guanzan, a company engaged in the wholesale distribution of medical devices and pharmaceuticals, based in Chongqing, the largest city in the Southwest region of the PRC. At the time of the acquisition, Guanzan had strong sales capabilities in Chongqing. The rationale for the Guanzan Acquisition was to further expand our operations in the healthcare field by acquiring a medical devices and pharmaceuticals distribution business. Our Board determined that the acquisition of Guanzan was in line with the Company’s expansion strategy, which focuses on deeper penetration of the healthcare market in the Southwest region of China and achieving a wider footprint in the PRC.

Summary of the Guanzan Acquisition

The Transaction

We purchased 100% outstanding equity interests in Guanzan in consideration of RMB 100,000,000 (approximately $14,285,714), to be paid by the issuance of the Stock Consideration and the payment of the Cash Consideration. The Stock Consideration was paid at closing and the Cash Consideration, which was subject to post-closing adjustments based on the performance of Guanzan in 2020 and 2021, respectively, was scheduled to be paid pursuant to a post-closing payment schedule.

Closing

The Guanzan Acquisition was closed on March 18, 2020 when we acquired 100% of the Guanzan Shares in exchange for the Stock Consideration.

Post-closing payment

On November 20, 2020, the parties to the Guanzan SPA entered into the Prepayment Agreement in light of Guanzan’s performance during the period from March 18, 2020 to September 30, 2020, providing for the prepayment of a portion of the Cash Consideration in the amount of RMB 20,000,000 (approximately $3,100,000). We elected to make the Prepayment in the form of shares of Common Stock, valued at the price of $3.00 per share, even though market price was then below $2.00 per share. Accordingly, on November 30, 2020, we issued 1,000,000 shares of Common Stock as the Prepayment to the prior owner of Guanzan.

Pursuant to the Guanzan SPA. The Cash Consideration was payable subject to adjustments based on Guanzan’s revenue in 2020 and 2021, respectively. The Guanzan SPA further provided that if Guanzan’s 2020 prorated revenue equals or exceeds the target amount of RMB 78,600,000 (approximately $ 12,000,000), the Updated Cash Consideration, which is the result of the entire amount of the Cash Consideration minus the amount of the Prepayment, will become payable in 2021 and the prior owner of Guanzan will not be eligible to receive any additional payment under the Guanzan SPA.

On March 9, 2021, the parties to the Guanzan SPA agreed that Guanzan’s 2020 prorated revenue exceeded the Target, and therefore the full amount of the Updated Cash Consideration is payable. We elected to pay the Updated Cash Consideration in the form of shares of Common Stock at the Subsequent VWAP Price. As such, 4,600,000 shares of Common Stock are issuable to the prior owner of Guanzan as the Updated Cash Consideration.

Stockholder approval required by Guanzan SPA

As provided in the Guanzan SPA, as amended by the Prepayment Agreement, if the issuance of shares of Common Stock as payment of the Updated Cash Consideration requires stockholder approval pursuant to Nasdaq rules, the Guanzan Final Payment Shares may not be issued unless and until such approval has been obtained. If the necessary stockholder approval has not been received within one (1) year, the Updated Cash Consideration must be paid in cash. In the event the Company fails to obtain a stockholder approval for the issuance of the Guanzan Final Payment Shares, the Company will have to seek alternative sources of capital.

Reasons for Proposal and Effect on Current Stockholders

The Board has determined that paying the Updated Cash Consideration in the form of shares of Common Stock is in the best interests of the Company and its stockholders. Currently, the Company needs to preserve its cash for other corporate purposes, including the working capital necessary for the stabilization and expansion of the Company’s operations. As the Company has insufficient cash to pay the Updated Cash Consideration, it would need to raise capital from sources such as public or private sales of shares of Common Stock or convertible or nonconvertible debt securities. Based on the analysis of the likely price and other terms and conditions of such sales, the Board determined that the significant cost of such financing, even if it could be obtained, and the attendant significant dilution to shareholders was substantially less favorable to the Company than issuing the Guanzan Final Payment Shares. Our Board believes that the benefits of issuing the Guanzan Final Payment Shares outweigh the dilutive effect on our existing stockholders, including the dilution of the voting power and economic rights of our existing stockholders.

The foregoing discussion of the information and factors considered by the Board is not intended to be exhaustive; but includes the material factors considered by the Board. The Board based its favorable recommendation to the Company’s shareholders on the totality of the information presented.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
APPROVAL OF THE ISSUANCE OF THE GUANZAN FINAL PAYMENT SHARES

PROPOSAL FIVE—ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background

The Board is providing our stockholders with an advisory vote on our executive compensation pursuant to the Dodd-Frank Wall Street Consumer Protection Act (“Dodd-Frank Act”) and Section 14A of the Securities Exchange Act of 1934, as amended.

This advisory vote on executive compensation, commonly referred to as a “say-on-pay” advisory vote, is not binding on our Board. However, the Board will take into account the result of the vote when determining future executive compensation arrangements.

At our 2020 Annual Meeting of Stockholders, our stockholders had the opportunity to vote on an advisory say-on-pay proposal. Votes cast were in favor of our say-on-pay proposal.

Proposed Resolution

The Board recommends that our stockholders vote in favor of the say-on-pay vote as set forth in the following resolution:

RESOLVED, that the compensation of the Company’s named executive officers as disclosed in the Proxy Statement for the Company’s 2021 Annual Meeting of Stockholders this proxy statement, including as discussed in the section entitled “Executive Compensation” and notes and narrative therein, be and hereby is, approved by the stockholders of BOQI International Medical Inc., on an advisory basis.

Next Say-On-Pay Vote

The next say-on-pay vote is anticipated to occur at our 2021 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
approval, on an advisory basis, of our executive compensation.

PROPOSAL SIX -- RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Audit Alliance LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. Representatives of Audit Alliance LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Audit Alliance LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board, on behalf of the Audit Committee, is submitting the selection of Audit Alliance LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accountant Fees

The following table represents the aggregate fees billed for professional audit services rendered by our independent auditors, Audit Alliance LLP and HHC, for their audits of our annual financial statements during the years ended December 31, 2020 and 2019, respectively:

	2020	2019
Audit Fees	$195,000	$150,000
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	134,693	-
Total Accounting Fees and Services	329,693	150,000

Audit Fees. These are fees for professional services for the audit of our annual financial statements, and for the review of the financial statements included in our filings on Form 10-Q, and for services that are normally provided in connection with statutory and regulatory filings or engagements. The amounts shown for Audit Alliance LLP and HHC in 2020 and 2019, respectively, relate to the audits of our annual financial statements and the review of the financial statements included in our filings on Form 10-Q.

Audit-Related Fees. These are fees for the assurance and related services reasonably related to the performance of the audit or the review of our financial statements. There were no audit-related fees billed during the years ended December 31, 2020 and 2019.

Tax Fees. These are fees for professional services with respect to tax compliance, tax advice, and tax planning. There were no tax fees billed during the years ended December 31, 2020 and 2019.

All Other Fees. These are fees for permissible work that does not fall within any of the other fee categories, i.e. Audit Fees, Audit-Related Fees, Tax Fees and allowable working costs. All other fees incurred in 2020 mainly consist of costs relating to the assurance, due diligence and valuation services in connection with the acquisition of Guanzan and other target companies.

The Audit Committee has the sole and direct responsibility for appointing, evaluating and retaining our independent registered public accounting firm and overseeing their work. All audit services to be provided to us and all non-audit services, other than de minims non-audit services, to be provided to us by our independent auditors must be approved in advance by our Audit Committee.

ADDITIONAL INFORMATION

Stockholder Proposals and Director Nominations

Proposals by stockholders that are submitted for inclusion in our proxy statement for our 2022 Annual Meeting of Stockholders must follow the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and our Bylaws. To be timely under Rule 14a-8, stockholder proposals must be received by our Corporate Secretary at BOQI International Medical Inc.’s offices by January 14, 2022. However, if the date of the 2022 Annual Meeting is changed by more than 30 days from the first anniversary of the date of the 2021 Annual Meeting, the deadline will instead be a reasonable time before we begin to print and mail the proxy statement for the 2022 Annual Meeting.

Stockholder proposals and nominations may not be brought before the 2022 Annual Meeting unless, among other things, the stockholder’s submission contains certain information concerning the proposal or the nominee, as the case may be, and other information specified in the Company’s Bylaws, and the stockholder’s submission is received by us no later than January 14, 2022. However, if the date of the 2022 Annual Meeting is changed by more than 30 days from the first anniversary of the date of the 2021 Annual Meeting, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to the 2022 Annual Meeting and not later than the close of business on the 90th day prior to the 2022 Annual Meeting. Proposals or nominations not meeting these requirements will not be entertained at the 2022 Annual Meeting.

Stockholders recommending candidates for consideration by the Board must provide the candidate’s name, biographical data, and qualifications. Any such recommendation should be accompanied by a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director. These requirements are separate from, and in addition to, the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the proxy statement.

Householding Information

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This delivery method is referred to as “householding” and can result in cost savings for us. To take advantage of this opportunity, we may deliver a single proxy statement to multiple stockholders who share an address. We will deliver upon oral or written request a separate copy of our proxy statement to any stockholder of a shared address to which a single copy of our proxy statement was delivered. If you prefer to receive separate copies of our proxy statement, either now or in the future, or if you currently are a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy statements for your household, please call us or send your request in writing to us.

Copies of 2020 Annual Report

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, is being sent along with this proxy statement. The 2020 Annual Report is also available on our website at www.usbimi.com. The information on our website is not incorporated by reference into this proxy statement.

Your vote is important. Please promptly vote your shares of our common stock by completing, signing, dating, and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors

Tiewei Song
Chief Executive Officer and President

[ ], 2021

BOQI INTERNATIONAL MEDICAL INC.

PROXY CARD
2021 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY [ ], 2021
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ☐Mr. Tiewei Song as attorney and proxy of the undersigned, with full power of substitution, to vote all shares of common stock of BOQI International Medical Inc. (the “Company”) which the undersigned may be entitled to vote at the 2021 Annual Meeting of Stockholders to be held on May [ ], 2021, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3, 4, 5 AND 6.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	The election of seven Directors:

NOMINEES:
	☐	FOR ALL NOMINEES	☐ Yongquan Bi
☐ Tiewei Song ☐ Xiaoping Wang ☐ Mia Kuang Ching
☐ Ju Li
	☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ Fengsheng Tan ☐ Jianxin Wang
	☐	FOR ALL EXCEPT (See instructions below)

Instruction:                To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

2.	To approve an amendment to the company’s Certificate of Incorporation, to change the Company’s name to BIMI International Medical Inc.

☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	To approve the pending issuance of the Additional Institutional Investor Securities:

☐ FOR ☐ AGAINST ☐ ABSTAIN

4.	To approve the pending issuance of the Guanzan Final Payment Shares:

☐ FOR ☐ AGAINST ☐ ABSTAIN

5.	To approve, by non-binding vote, the Company’s executive compensation:

☐ FOR ☐ AGAINST ☐ ABSTAIN

6.	To ratify the appointment of Audit Alliance LLC as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021:

☐ FOR ☐ AGAINST ☐ ABSTAIN

The shares represented by this proxy will be voted as directed by the undersigned stockholder. If no direction is given, such shares will be voted “FOR” the nominees listed in Proposal 1, “FOR” Proposals 2, 3, 4, 5 and 6, and in the discretion of the proxy holder(s) with respect to other matters properly brought before the meeting, including any adjournments thereof.

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

Date: ___________, 2021

Signature:

Signature if held jointly:

Note: When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.